CERTIFICATE OF INCORPORATION

                                  ------------




                              NO: C-37439(1739)/99

              I hereby certify that Baghabari Power Company Limited

                  is this day incorporated under the Companies
                 Act (Act XVIII) of 1994 and that theCompany is
                                    Limited.


                          Given under my hand at dhaka
                          this eighteenth day of march
                    one thousand nine hundred and ninety-nine











                                                  ..............................
                                              REGISTRAR OF JOINT STOCK COMPANIES
                                                                      BANGLADESH

J.S C-34

D.G.P.:97/98-18023F - 15,000 COPIES (C-35) 1997.